AMENDMENT NO. 4 TO CREDIT AGREEMENT

AMENDMENT No. 4 (this “Amendment”) dated as of February 19, 2009 to the Revolving Five Year Credit Agreement dated as of March 16, 2007 among NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION (the “Borrower”), the BANKS party thereto (the “Banks”), ABN AMRO BANK, N.V., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, and THE ROYAL BANK OF SCOTLAND PLC, as Co-Documentation Agents, THE BANK OF NOVA SCOTIA, as Syndication Agent, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”), as amended by Amendment No. 1 dated as of January 18, 2008, Amendment No. 2 dated as of December 9, 2008 and Amendment No. 3 dated as of December 19, 2008 (collectively, the “Credit Agreement”).

WITNESSETH:

WHEREAS, the parties hereto desire further to amend the Credit Agreement to amend certain provisions thereto;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, from and after the Amendment Effective Date (as defined in Section 6 below), refer to the Credit Agreement as amended hereby.

Section 2.  Amendment.  Section 5.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"Section 5.10 Liens.  The Borrower will not create or permit to exist any Lien on or with respect to any Indebtedness of any Member which is an asset of the Borrower, now existing or hereafter created, or on any notes, mortgages or other documents or instruments evidencing any such Indebtedness, and the Borrower will not permit any Consolidated Subsidiary to create or permit to exist any Lien on or with respect to any of such Subsidiary’s assets, except Liens (i) granted by the Borrower to the trustee pursuant to any Indenture, (ii) on any such Indebtedness granted by the Borrower or its Consolidated Subsidiary to secure any borrowing for the purpose of making loans to Member power supply systems or loans to Members for bulk power supply projects or loans to Members for the purpose of providing financing to telephone and related systems eligible to borrow from the RUS or loans to borrowers borrowing from National Cooperative Services Corporation or Rural Telephone Finance Cooperative, which borrowing or borrowings are on terms (except as to terms of interest, premium, if any, and amortization) not materially more disadvantageous to the Borrower’s unsecured creditors than the borrowings under any Indenture (it being understood that the Borrower can not pledge such assets to an extent greater than 150% of the aggregate principal amount of such Indebtedness), (iii) of current taxes not delinquent or a security for taxes being contested in good faith, (iv) other than in favor of the PBGC, created by or resulting from any legal proceedings (including legal proceedings instituted by the Borrower or any Subsidiary) which are being contested in good faith by appropriate proceedings, including appeals of judgments as to which a stay of execution shall have been issued, and adequate reserves shall have been established, (v) created by the Borrower to secure Guarantees by the Borrower of Indebtedness, the interest on which is excludable from the gross income of the recipient thereof for Federal income tax purposes as provided in Section 103(a) of the Internal Revenue Code or Section 103(a) of the Internal Revenue Code of 1954, as amended, (x) of a Member which is a state or political subdivision thereof or (y) of a state or political subdivision thereof incurred to benefit a Member for one of the purposes provided in Section 142(a)(2), (4), (5), (6), (8), (9), (10) or (12) of the Internal Revenue Code or Section 103(b)(4)(D), (E), (F), (G), (H) or (J) of the Internal Revenue Code of 1954, as amended, (vi) granted by any Subsidiary to the Borrower, (vii) REDLG Program Liens securing REDLG Obligations with respect to government Guarantees of Indebtedness of the Borrower, and (viii) on any such Indebtedness granted by the Borrower to secure any borrowings, which borrowings are on terms (except as to terms of interest, premium, if any, and amortization) not materially more disadvantageous to the Borrower’s unsecured creditors than the borrowings under any Indenture (it being understood that the Borrower can not pledge such assets to an extent greater than 150% of the aggregate principal amount of such Indebtedness); provided that Liens incurred in reliance on clauses (ii), (vii) and (viii) of this Section 5.10 shall not secure amounts exceeding $7,500,000,000 in the aggregate at any one time outstanding."

Section 3.  Representations of Borrower.  The Borrower represents and warrants that the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true on and as of the Amendment Effective Date, provided that, for purposes of this Section 3, (A) with respect to Section 4.02(a), all references to balance sheets and financial statements as at and for the fiscal year ended May 31, 2006 shall refer to the Borrower’s financial statements as at and for the fiscal year ended May 31, 2008, (B) with respect to Section 4.02(b), all references to balance sheets and financial statements shall refer to the Borrower’s financial statements as of and for the three-month period ended November 30, 2008 and references to the six-month period ended November 30, 2006 shall refer to the six-month period ended November 30, 2008, and (C) with respect to Section 4.02(c), the reference to November 30, 2006 shall refer to November 30, 2008.

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Section 4.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.  Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 6.  Effectiveness.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”) when the Administrative Agent shall have received from each of the Borrower and the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

Section 7.  Continuing Effectiveness of Credit Agreement as Amended.  From and after the Amendment Effective Date, the Credit Agreement and this Amendment shall be construed together as a single instrument, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed all respects.

Section 8.  Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9.  Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof or of the Credit Agreement as amended hereby.

Section 10.  Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto, the other Banks and the respective successors and assigns of the foregoing.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By: /s/ STEVEN L. LILLY_____________________
Name: Steven L. Lilly
Title: Senior Vice President and Chief Financial Officer

Signature Page to Amendment No. 4 to the
March 16, 2007 Revolving Five Year Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Bank
By:	/s/ JUAN JAVELLANA
Name: Juan Javellana
Title: Vice President

Signature Page to Amendment No. 4 to the
March 16, 2007 Revolving Five Year Credit Agreement

THE BANK OF NOVA SCOTIA, as Syndication Agent and as a Bank
By:	/s/ THANE RATTEW
Name: Thane Rattew
Title: Managing Director

Signature Page to Amendment No. 4 to the
March 16, 2007 Revolving Five Year Credit Agreement

THE ROYAL BANK OF SCOTLAND PLC, as Co-Documentation Agent and as a Bank
By:	/s/ BELINDA TUCKER
Name: Belinda Tucker
Title: Senior Vice President

Signature Page to Amendment No. 4 to the
March 16, 2007 Revolving Five Year Credit Agreement

ABN AMRO BANK, N.V., as a Bank
By:	/s/ ANDREW C. SALERNO
Name: Andrew C. Salerno
Title: Director

By:	/s/ NANCY BEEBE
Name: Nancy Beebe
Title: Senior Vice President

Signature Page to Amendment No. 4 to the
March 16, 2007 Revolving Five Year Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Bank
By:	/s/ MARCUS TARKINGTON
Name: Marcus Tarkington
Title: Director

By:	/s/ RAINER MEIER
Name: Rainer Meier
Title: Director

Signature Page to Amendment No. 4 to the
March 16, 2007 Revolving Five Year Credit Agreement

KEY BANK NATIONAL ASSOCIATION, as a Bank
By:	/s/ SHERRIE I. MANSON
Name: Sherrie I. Manson
Title: Senior Vice President

Signature Page to Amendment No. 4 to the
March 16, 2007 Revolving Five Year Credit Agreement

MERRILL LYNCH BANK USA, as a Bank
By:	/s/ DEREK BEFUS
Name: Derek Befus
Title: Vice President

Signature Page to Amendment No. 4 to the
March 16, 2007 Revolving Five Year Credit Agreement

MIZUHO CORPORATE BANK, Ltd., as a Bank
By:	/s/ RAYMOND VENTURA
Name: Raymond Ventura
Title: Deputy General Manager

Signature Page to Amendment No. 4 to the
March 16, 2007 Revolving Five Year Credit Agreement

PNC BANK N.A., as a Bank
By:	/s/ JOHN BERRY
Name: John Berry
Title: Vice President

Signature Page to Amendment No. 4 to the
March 16, 2007 Revolving Five Year Credit Agreement

UBS Loan Finance LLC, as a Bank
By:	/s/ IRJA R OTSA
Name: Irja R. Otsa
Title: Associate Director

By:	/s/ MICHAEL CERNIGLIA
Name: Michael Cerniglia
Title: Director

Signature Page to Amendment No. 4 to the
March 16, 2007 Revolving Five Year Credit Agreement